MICHAEL J. YOM

2801 Stanbridge Street, Aspen 413, East Norriton, PA 19401

(610) 277-1927

Email: michaelyom@yahoo.com

SUMMARY OF SKILLS

Skilled executive with over 15 years business experience covering marketing, sales and operations in oil, nutraceutical and biotech industries.  Core competencies include deal-making and operations.  Major strengths:

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Development of marketing strategies

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Evaluation and creation of strategic alliances

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Negotiations

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Skilled presenter and writer

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Project management

OPERATIONAL CONSULTANT

Jun. 2005 to Present

Sure Trace Security Corporation, Philadelphia, PA

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Undertook special projects including investor relations, fund raising matters

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Liaison for vendors, strategic partners and technical staff

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Oversaw due diligence activities on acquisition targets

PRESIDENT

Jan. 2003 to Present

Red Blue International, Inc., Philadelphia, PA

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Successful product launch in Korea of custom formulation pharmaceutical compound for therapeutic treatment of rheumatoid arthritis.

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Importing nutraceutical raw materials from China and Korea.

EXECUTIVE VICE PRESIDENT, Corporate Strategy

Encapsulation Systems, Inc., Springfield, PA

Feb. 2000 to Mar. 2005

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Present and negotiate financing opportunities with venture capital firm, angel investors, reverse acquisition targets.

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Transdermal Drug Delivery System

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Develop ongoing strategic alliances with companies to produce the electronic components, transdermal patch design, industrial designs and chemical analysis for insulin

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Negotiate license contracts.

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Coordinate the efforts of skin trials, hardware development, chemical integrity and product design to position company for human clinical trials, licensing and finally FDA application

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Negotiated Cooperative Research and Development Agreement (CRADA) with key vendors for research

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Acted as liaison between regulatory advisors and company in order to best manage lab, animal and human trials

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Project director for study to determine transdermal insulin delivery in non-diabetic rats.

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Project Encapsulated Bicarbonate

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Plan and negotiate long-term partnerships with customers

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Served as liaison between technical team and customers

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Lead manager of development projects and continued relationship building

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Coordinate with R&D and vendors to develop product

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Maintain survey of competitors, potential joint venture partners and possible licensees

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Developed and modified business plans for review by investors

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Advise on a variety of fund raising activities and issues

MARKETING STRATEGIST

Paradigm Chemicals, East Brunswick, NJ

1999 to 2000

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Offered sales and marketing services, primarily to foreign firms seeking to penetrate or increase US presence

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Clients included:

Michael Yom

2  of 2

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Tongkook, $2 billion producer of fabrics: Conducted study to determine causes of stagnant US sales.  Penetrated close-knit industry to interview key buyers.  Submitted turn-around strategy to chairman

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Sinochem, largest Chinese trading company.  Developed sales and distribution channels for their line of amino acids in the nutriceutical industry

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Sendmygift.com, Minnesota-based start-up e-commerce firm: Strategic consulting during pre-IPO period; Conducted feasibility analysis for subsidiary.  Contributions included broad marketing strategies, creating and utilizing synergies among business units

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Encapsulation Systems, Inc., Developed and maintained contacts of angel financiers in order to raise capital for the U-Strip transdermal drug delivery device project.  Helped to develop strong management and technical team

STRATEGIC BUSINESS DEVELOPMENT MANAGER

Mitra America, Inc., Hackensack, NJ

1997 to 1999

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Spearheaded divestiture projects during the IMF period by preparing offering memoranda for the sale of business units totaling $700 million; acquired qualified US investors; advised in document preparations; coordinated due diligence process with the Seoul office

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As head of US sales and marketing for a family of nutriceuticals, increased sales by 75% in 1997 and 20% in 1998, resulting in capital expansion of manufacturing facilities

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Advised in:

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Planning and negotiating of $600 million sale of business division to BASF

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Analysis of parent company’s aspartame production plant expansion in Korea from 500 to 1000 metric tons/yr

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Acquisition of $10 million aspartame supply contract with Triarc Beverages

DEVELOPER/ENTREPRENEUR

Yom Enterprises, Inc., Philadelphia, PA

1993 to 1997

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Built and managed Amoco Oil franchise and convenience store.  Involved in property acquisition, negotiations with Amoco Oil and financing.  Oversaw all aspects of planning and construction. Negotiated environmental clean-up services

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Increased gasoline and convenience store sales 75-80% over 3 years

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Aggressive negotiations with vendors helped to complete project for $700,000 compared to Amoco’s average cost of $1.5 million.  Built sales from $0 to $2.3 million with staff of 9

SALES

ABC Candy Specialties, Laurel, MD

1989 to 1992

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Increased sales of candies and snack items to 7 US Army commissaries in the Baltimore-Washington areas

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Successful in increasing shelf space allocations and SKU’s

EDUCATION:  PENN STATE UNIVERSITY, State College, PA

1985 to 1989

BS Business Logistics (1989)

Minors:  Business Law, Philosophy

Seminars:  Customer First; Architecture of Excellence; Amoco Oil Company Management Training; Retail Accounting; Trends in Nutrition; International Executive Service Corps.

BI-LINGUAL